Exhibit 10.1

Loan Agreement

LOAN AND SECURITY AGREEMENT

By and Between

RIVER FINANCIAL CORPORATION

and

SOUTHPOINT BANK

December 31, 2015

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2015, by and between RIVER FINANCIAL CORPORATION, an Alabama corporation (“Borrower”), and SOUTHPOINT BANK, an Alabama banking corporation (“Lender”).

W I T N E S S E T H:

Borrower has requested that Lender lend it the sum of up to $7,500,000.00 on a term loan basis (the “Loan”), and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.01.  Defined Terms.  As used herein:

“Affiliate” or “Affiliates” shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, or (ii) five percent (5%) or more of the equity interest of which is held beneficially or of record by Borrower.  The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended or supplemented from time to time.

“Collateral” is defined in Section 4.01 of this Agreement.

“Collateral Documents” means the documents specified in Section 3.01(B) - (D).

“Default” means any event described in Section 7.01.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted principles of accounting in the United States in effect from time to time applied in a manner consistent with those used in preparing such financial statements as have theretofore been furnished to Lender by Borrower.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, which has or asserts jurisdiction over Lender, Borrower or any of its Subsidiaries, or over the property of any of them.

“Indebtedness” means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

(A)All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(B)All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:

(1)to purchase such indebtedness; or

(2)to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or

(3)to supply funds to or in any other manner invest in the debtor.

(C)All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(D)All indebtedness incurred as the lessee of goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee’s balance sheet.

“Interest Rate” is defined in Section 2.06(A)(1) of this Agreement.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any governmental or political subdivision or agency thereof, or any court or similar entity established by any thereof.

“Loan” has the meaning set forth in the recitals of this Agreement.

“Maturity Date” means the earlier of December 31, 2022, or the date the maturity of the Note is accelerated pursuant to Section 7.02 of this Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger by and between Borrower and the Seller dated as of May 13, 2015, a copy of which has been previously provided by Borrower to Lender.

“Non-Performing Assets” means, with respect to the Resulting Bank, the sum of (a) the Resulting Bank’s loans and leases which are on nonaccrual status, (b) the Resulting Bank’s loans and leases which are at least ninety (90) days past due, (c) all other non-performing loans and leases of the Resulting Bank, (d) the other real estate owned by the Resulting Bank, and (e) all other non-performing assets of the Resulting Bank.

“Note” means the Promissory Note of even date herewith, in the principal amount of $7,500,000.00, made by Borrower to evidence Borrower’s obligation to repay the Loan and the interest thereon and includes any amendment to such Note and any promissory note given in extension or renewal of, or in substitution for, such Note evidencing Borrower’s obligation to repay the Loan.

“Obligations” means all of the following.

(A)The Obligation of Borrower to pay the principal of and interest on the Note in accordance with the terms thereof, and to satisfy all of its other liabilities to Lender, whether hereunder or otherwise (including, without limitation, under any swap or other hedging agreement made by Borrower with or in favor of Lender), whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.

(B)The Obligation of Borrower to repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral.

(C)The Obligation of Borrower to reimburse Lender, on demand, for all of Lender’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

(D)The Obligation of Borrower to comply with the terms of this Agreement, the Note and the Collateral Documents.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

“Pledge Agreement” means that certain Pledge Agreement of even date herewith pursuant to which Lender is granted a security interest in the Pledged Stock.

“Pledged Stock” means one hundred percent (100%) of the capital stock of the Resulting Bank.

“Potential Default” means an event of default which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Prime Rate” means the rate designated as such in the “Money Rates” section of The Wall Street Journal (or any generally recognized successor) on any particular day.  The Prime Rate is not necessarily the lowest interest rate charged by Lender.  The Prime Rate on the date of this Agreement is 3.50%.

“Records” means instruments, agreements, correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether express in ordinary or machine language, and all filing cabinets and other containers in which the foregoing is stored or maintained.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reserves” means, with respect to the Resulting Bank, the “allowance for loan and lease losses” of the Resulting Bank as reported on Schedule RC of the Resulting Bank’s most recent quarterly call report.

“Resulting Bank” means River Bank & Trust, the successor by merger of the Target Bank with and into the Subsidiary Bank after their merger.

“Seller” means Keystone Bancshares, Inc., an Alabama corporation.

“Subsidiary” means any corporation, including but not limited to the Subsidiary Bank and the Resulting Bank, of which more than fifty-one percent (51%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by Borrower.

“Subsidiary Bank” means River Bank & Trust, an Alabama banking corporation and a wholly-owned Subsidiary of Borrower.

“Target Bank” means Keystone Bank, an Alabama banking corporation.

“Texas Ratio” means, with respect to the Resulting Bank, the ratio of (a) the Resulting Bank’s Non-Performing Assets to (b) the Resulting Bank’s Tier 1 Capital plus Reserves.

“Tier 1 Capital” means, with respect to the Resulting Bank, the “tier 1 capital” of the Resulting Bank, as reported on Schedule RC-R of the Resulting Bank’s most recent quarterly call report

“Tier 1 Leverage Ratio” means, with respect to the Resulting Bank, the tier 1 leverage ratio as defined by the capital maintenance regulations of the primary federal bank regulatory agency of the Resulting Bank and reported on Schedule RC-R of the Resulting Bank’s most recent quarterly call report.

Section 1.02Construction.  All accounting terms used herein shall have their customary meanings under, and shall be construed in accordance with, GAAP.

Section 1.03UCC Definitions.  All other capitalized terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have their respective meanings under the Uniform Commercial Code of Alabama.

ARTICLE 2. THE LOAN

Section 2.01General Terms.  Subject to the terms and conditions of this Agreement, Lender will lend Borrower the principal sum of $7,500,000.00 on a term basis.  Borrower acknowledges that, although this Agreement, the Note, and other documents and instruments related to the Loan have been executed on December 31, 2015, Borrower has requested that Lender fund the Loan on January 4, 2016, upon Borrower’s satisfaction of the condition precedent set forth in Section 3.01(O) below.

Section 2.02The Note.  On the date hereof, Borrower will execute and deliver the Note to Lender to evidence Borrower’s Obligations to repay the Loan and the interest thereon.

Section 2.03Use of Proceeds; Disbursement of the Loan.  Borrower will use the proceeds of the Loan solely to finance (a) a portion of the Merger Consideration (as defined in the Merger Agreement) related to the merger of the Seller with and into Borrower and the merger of the Target Bank with and into the Subsidiary Bank, all in accordance with the terms of the Merger Agreement, and (b) the payment of fees, expenses, and other costs associated with the closing of the Loan.  Lender will disburse the proceeds of the Loan (i) to Lender in payment of any sums due under this Agreement, and (ii) to Borrower for the use described hereinabove.

Section 2.04Payments of Principal.  If not earlier demanded pursuant to Section 7.02 hereof, the principal of the Loan will be repaid in twenty-eight (28) consecutive quarterly installments, each in the amount of Two Hundred Sixty-Seven Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($267,857.14), such payments commencing on March 31, 2016, and continuing on the last day of each March, June, September, and December thereafter through and including December 31, 2022 (i.e., the Maturity Date).  Without limiting the foregoing, the entire unpaid principal balance of the Loan, together with all accrued and unpaid interest, along with all other amounts (if any) outstanding, shall be due and payable on the Maturity Date.

Section 2.05Prepayment.  Borrower may, without penalty or premium, prepay the principal of the Loan in whole or, from time to time, in part, provided that (a) any partial payment must be made in the sum of One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof, (b) any prepayment shall be accompanied by the payment of all accrued interest on the amount prepaid, and (c) no such prepayments may be reborrowed hereunder.  All such partial prepayments shall be applied against the installments of principal required by Section 2.04 in the inverse order of the maturity thereof.

Section 2.06Interest Rate and Payments of Interest.

(A)Interest shall be calculated and paid as follows:

(1)Interest on the principal balance of the Loan from time to time outstanding will be payable at a per annum rate (the “Interest Rate”) equal to the Prime Rate in effect from time to time.

(2)Each time a change to the Prime Rate occurs, the Interest Rate shall change contemporaneously with such change in the Prime Rate.

(3)Interest shall be calculated on the basis of a 360-day year, by multiplying the product of the principal amount outstanding and the applicable rate by the actual number of days elapsed, and dividing by 360, and shall be payable quarterly in arrears, on the last day of each and every quarter (that is, on March 31, June 30, September 30 and December 31) commencing on March 31, 2016, and continuing on the last day of each quarter thereafter until the outstanding principal balance of the Loan has been repaid in full, with the final payment of accrued and unpaid interest due and payable on the Maturity Date.

(B)If, at any time, the Interest Rate shall be deemed by any competent Governmental Authority to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Interest Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws.

Section 2.07Payment to Lender.  All sums payable to Lender under the Loan shall be paid directly to Lender in United States Dollars and immediately available funds.  If Lender shall send to Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect.  Alternatively, at its sole discretion, Lender may charge against any deposit account of Borrower all or any part of any amount due hereunder.

Section 2.08Late Fee/Default Rate of Interest.  Borrower promises to pay to Lender a late fee equal to five percent (5.00%) of the amount of each installment of principal and/or installment of interest which is received more than ten (10) days after the due date thereof; provided, however, that such late fee shall not be less than $20.00 nor more than the maximum amount (if any) permitted by law.  The principal balance of the Loan outstanding after maturity (whether by acceleration or otherwise) shall bear interest at a per annum rate of interest equal to four percent (4.00%) plus the otherwise applicable Interest Rate and shall be calculated pursuant to Section 2.06 hereof.  This section does not extend any payment due date expressly stated in this Agreement or any Collateral Document and does not in any way prevent or estop Lender from requiring that payments be made by Borrower strictly when due.  Unless accepted by Lender, and unless accompanied by all other amounts then due to Lender, the tender of such payment by Borrower shall not cure the Default arising from the payment default upon which such late charge was assessed.

ARTICLE 3. CONDITIONS PRECEDENT

The obligation of Lender to make the Loan hereunder is subject to the following conditions precedent:

Section 3.01Conditions to the Loan.  Prior to the initial disbursement of the Loan, Borrower shall have delivered to Lender the following:

(A)	the duly executed Note;
(B)	the duly executed Pledge Agreement;
(C)	original certificates representing the Pledged Stock, accompanied by stock powers endorsed in blank;
(D)	if requested by Lender, the financing statements described in Section 4.05;
(E)

copies, certified as of the date of this Agreement by Borrower’s corporate secretary, of resolutions of Borrower’s board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Collateral Documents, and each other document to be delivered pursuant hereto;

(F)

copies, certified as of the date of this Agreement by their respective corporate secretaries, of the articles of incorporation of Borrower and the Subsidiary Bank, together with a certificate (dated the date of this Agreement) of the their respective corporate secretaries to the effect that such articles of incorporation have not been amended except as provided in such articles;

(G)	copies, certified as of the date of this Agreement by their respective corporate secretaries, of the bylaws of Borrower and the Subsidiary Bank, together with a certificate (dated the date of this Agreement) of the their respective corporate secretaries to the effect that such bylaws have not been amended except as provided in such bylaws;
(H)

a certificate (dated the date of this Agreement) of Borrower’s corporate secretary as to the incumbency and signatures of the officers of Borrower signing this Agreement, the Note, the Collateral Documents, and each other document to be delivered pursuant hereto;

(I)

certificates, as of the most recent dates practicable, of the secretary of state of the state of incorporation of Borrower and the Subsidiary Bank, and, where appropriate, the department of revenue or taxation of such state, as to the existence and good standing of Borrower and the Subsidiary Bank;

(J)	a favorable opinion of Borrower’s counsel, in form acceptable to Lender;
(K)	if requested by Lender, certificates of one or more of the insurance policies referred to in Section 6.01(F);
(L)

evidence acceptable to Lender that Borrower and the Subsidiary Bank have received all necessary regulatory approvals for the Loan, to enter into and perform their Obligations under this Agreement and the Collateral Documents, and for payment by the Resulting Bank of dividends to Borrower in amounts sufficient to comply with the repayment terms of the Loan;

(M)	payment of all fees and expenses payable pursuant to this Agreement;
(N)

copies of each consent, approval or authorization of, or filing, registration or qualification with, any Person that is required to be obtained or effected by the Borrower, the Subsidiary Bank, the Seller, or the Target Bank in connection with the merger of the Seller with and into the Borrower and the merger of the Target Bank with and into the Subsidiary Bank;

(O)

a Certificate Regarding Merger in the form of Exhibit C and such other evidence as Lender may reasonably require to evidence the consummation of the merger of the Seller with and into Borrower and the merger of the Target Bank with and into the Subsidiary Bank (such evidence shall include, without limitation, file-stamped copies of the applicable certificate(s) or article(s) of merger from the Alabama Secretary of State and/or the Alabama State Banking Department, as appropriate); and

(P)

such other documentation as Lender shall require regarding Borrower, the Subsidiary Bank, the Seller, the Target Bank or the Resulting Bank, including, without limitation, opinions and certificates of Borrower’s independent certified public accountants, appraisals, reports of other independent consultants selected by Lender, and certificates of Borrower’s officers.

Section 3.02Certain Events.  Without limiting the foregoing, at the time of the disbursement of the proceeds of the Loan:

(A)No Default or Potential Default shall have occurred and be continuing;

(B)The Collateral Documents shall be in full force and effect;

(C)The call reports for the most recently-ended calendar quarter, including the calendar quarter ending September 30, 2015, filed by the Subsidiary Bank and the Target Bank with any applicable regulatory authority, shall have been delivered to Lender;

(D)All representations and warranties set forth in Article 5 shall be true and correct as of the time of such disbursement; and

(E)There shall be no material adverse change in the consolidated financial condition or business of Borrower, the Subsidiary Bank, the Seller or the Target Bank since September 30, 2015.

Section 3.03Legal Matters.  At the time of the disbursement of the proceeds of the Loan, all legal matters necessary to preserve and perfect Lender’s security interest in the Collateral and Borrower’s obligation to repay the Loan shall be satisfactory to Lender and its counsel.

ARTICLE 4. COLLATERAL SECURITY

Section 4.01Composition of the Collateral.  The property in which a security interest is granted pursuant to the provisions of Sections 4.02 and 4.03 is herein collectively called the “Collateral.”  The Collateral, together with all of Borrower’s other property of any kind held by Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by Lender until all Obligations have been satisfied in full.

Section 4.02Rights in Property Held by Lender.  As security for the prompt satisfaction of all Obligations, Borrower hereby assigns, transfers and sets over to Lender all of its right, title and interest in and to, and grants Lender a lien on and a security interest in, all amounts that may be owing from time to time by Lender to Borrower in any capacity, including, but without limitation, any balance or share belonging to Borrower of any deposit or other account with Lender, which lien and security interest shall be independent of any right of set-off which Lender may have.

Section 4.03Security Interest in the Pledged Stock.  As further security for the prompt satisfaction of all Obligations, Borrower hereby assigns and transfers to Lender all of its rights, title and interest in and to, and grants Lender a lien upon and security interest in, all of the Pledged Stock, whether now owned or hereafter acquired, together with all replacements therefor and all proceeds thereof, and all Records pertaining to any of the Collateral.

Section 4.04Priority of Liens.  The foregoing liens shall be first and prior liens on the Pledged Stock and other Collateral.

Section 4.05Financing Statements.

(A)Borrower:

(1)Hereby authorizes the filing of such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may hereafter specify in order to perfect Lender’s lien on and security interest in the Collateral;

(2)Will pay or reimburse Lender for all costs and taxes of filing or recording such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender as Lender may hereafter specify, provided such financing statements are consistent with the provisions of this Agreement; and

(3)Will take such other steps as Lender may direct, including the noting of Lender’s lien on the Collateral and on any certificates of title therefor, all to perfect Lender’s interest in the Collateral.

(B)In addition to the foregoing, and not in limitation thereof:

(1)A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate public office in lieu thereof; and

(2)To the extent lawful, Borrower hereby appoints Lender as its attorney-in-fact (without requiring Lender to act as such) to file any financing statement and any amendment thereto in the name of Borrower, and to perform all other acts that Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

Section 5.01Original.  To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

(A)Borrower owns 100% of the outstanding capital stock of the Subsidiary Bank, and upon the merger of Borrower and the Seller, which shall occur on the date hereof, the Borrower will own 100% of the outstanding capital stock of the Target Bank;

(B)Borrower and the Subsidiary Bank are corporations duly organized, validly existing and in good standing under the Laws of the State of Alabama; Borrower and the Subsidiary Bank have the lawful power to own their properties and to engage in the business they conduct, and are duly qualified and in good standing as foreign corporations in the jurisdictions wherein the nature of the business transacted by them or property owned by them make such qualification necessary; the states in which Borrower and the Subsidiary Bank are qualified to do business are set forth in Exhibit B; the addresses of Borrower’s and the Subsidiary Bank’s respective principal places of business are set forth in Exhibit B; and neither Borrower nor the Subsidiary Bank has changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof;

(C)All the terms and conditions of the Merger Agreement, and all other necessary actions to effect the merger of the Seller with and into the Borrower and the merger of the Target Bank with and into the Subsidiary Bank have been satisfied and completed in all respects, except for the funding of the purchase price required to be paid to the Seller under the Merger Agreement, and the filing of such documents and instruments with such public officials as are necessary to effect the merger of the Target Bank with and into the Subsidiary Bank;

(D)Neither Borrower nor the Subsidiary Bank is in default with respect to any of its existing Indebtedness, or under any material lease, contract or commitment of any kind, and all parties (including Borrower and the Subsidiary Bank) to all such material leases, contracts and other commitments to which Borrower or the Subsidiary Bank is a party are in material compliance with the provisions of such leases, contracts and other commitments;

(E)The making and performance of this Agreement, the Note, and the Collateral Documents will not (immediately, or with the passage of time, or with the giving of notice):

(1)Violate any provision of the articles of incorporation or bylaws of Borrower or the Subsidiary Bank, or violate any Laws or result in a default under any contract, agreement, or instrument to which Borrower or the Subsidiary Bank is a party or by which Borrower or the Subsidiary Bank or any of their respective properties are bound; or

(2)Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower or the Subsidiary Bank, except in favor of Lender;

(F)Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Collateral Documents, and to incur the Obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note, and the Collateral Documents;

(G)This Agreement and the Collateral Documents are, and the Note when delivered will be, valid, binding, and enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws, and judicial decisions affecting the rights of creditors generally and by general principles of equity;

(H)There is no pending or, to Borrower’s knowledge, threatened order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, the Subsidiary Bank, the Seller, or the Target Bank, whether or not covered by insurance, that would involve the payment of $10,000.00 or more if adversely determined;

(I)Borrower has good and marketable title to all of the Collateral, subject to no security interest, encumbrance or lien, or claim of any third person;

(J)Borrower’s and the Subsidiary Bank’s financial statements (including call reports, in the case of the Subsidiary Bank) furnished to Lender, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of Borrower or the Subsidiary Bank, from September 30, 2015, to the date hereof;

(K)As at the date of this Agreement, neither Borrower nor the Subsidiary Bank has any material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except for Indebtedness of the Subsidiary Bank reflected in the September 30, 2015, call report of the Subsidiary Bank; Borrower does not know and has no reasonable ground to know of any basis for the assertion against it or the Subsidiary Bank as of December 31, 2015, of any material Indebtedness of any nature, except for the Indebtedness of the Subsidiary Bank reflected in the above referenced call report; and Borrower does not know and has no reasonable ground to know of any basis for the assertion against the Seller or the Target Bank as of December 31, 2015, of any material Indebtedness of any nature, except for Indebtedness of the Target Bank that is reflected in the September 30, 2015, call report of the Target Bank;

(L)As at the date of this Agreement (i) Borrower has no material liabilities, and except for Borrower’s ownership of the Subsidiary Bank, Borrower has no material assets; and (ii) to Borrower’s knowledge, the Seller has no material liabilities, and except for the Seller’s ownership of the Target Bank, and Seller has no material assets.

(M)Except as otherwise permitted herein, Borrower and the Subsidiary Bank have filed all federal, state and local tax returns and other reports they are required by Laws to file prior to the date hereof and which are material to the conduct of their business, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books or the books of the Subsidiary Bank, the Seller or the Target Bank;

(N)Neither Borrower nor the Subsidiary Bank, and to Borrower's knowledge, neither the Seller nor the Target Bank, is in material violation of any applicable Laws;

(O)No representation or warranty by Borrower or the Subsidiary Bank contained herein or in any certificate or other document furnished by Borrower or the Subsidiary Bank pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

(P)Each consent, approval or authorization of, or filing, registration or qualification with, any Person that is required to be obtained or effected by Borrower or the Subsidiary Bank in connection with the merger of the Seller with and into the Borrower, the merger of the Target Bank with and into the Subsidiary Bank, the execution and delivery of this Agreement, the Note, and the Collateral Documents, or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected, except for the filing of such documents and instruments with such public officials as are necessary to effect the merger of the Target Bank with and into the Subsidiary Bank;

(Q)The Pledged Stock constitutes all of the issued and outstanding capital stock of the Resulting Bank.  There are no outstanding warrants, options, rights or other commitments (including, but without limitation, convertible notes or securities), entitling any Person to purchase or otherwise acquire any shares of capital stock of the Subsidiary Bank or the Resulting Bank.  The Pledged Stock does not constitute “Margin Stock” as defined in Federal Reserve Board Regulation U (12 C.F.R. §§ 221.1 et seq.);

(R)Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of the making of the Loan;

(S)Borrower does not maintain any “Defined Benefit Pension Plans”, as defined in ERISA; and

(T)The Subsidiary Bank’s retained earnings, as reported on Schedule RC of the Subsidiary Bank’s most recent quarterly call report, were $12,170,000, and the Target Bank’s retained earnings, as reported on Schedule RC of the Target Bank’s most recent quarterly call report were $9,756,000.  Immediately following the merger of the Target Bank with and into the Subsidiary Bank, the retained earnings of the Resulting Bank are expected to be approximately $13,250,000 (it being acknowledged that all or substantially all of the Target Bank's retained earnings immediately prior to such merger will be included as additional paid-in capital, or surplus, of the Resulting Bank).

Section 5.02Survival.  All of the representations and warranties set forth in Section 5.01 shall survive and shall remain true and correct until all Obligations are satisfied in full (except, if applicable, to the extent that any such representation or warranty expressly relates solely to an earlier date or period of time).  Upon and after the merger of the Target Bank with and into the Subsidiary Bank, references in Section 5.01 above to the Subsidiary Bank shall be deemed to be references to the Resulting Bank.

ARTICLE 6. THE BORROWER’S COVENANTS

Borrower hereby covenants and agrees with Lender that, so long as any of the Obligations remain unsatisfied, it will comply with the following covenants:

Section 6.01Affirmative Covenants.

Unless Lender shall otherwise agree in writing, Borrower shall abide by and perform the following covenants:

(A)On the date hereof, Borrower shall take all actions as are necessary (or shall cause all such actions to be taken) to effect the merger of the Seller with and into the Borrower and the merger of the Target Bank with and into the Subsidiary Bank, including, without limitation, the filing of such documents and instruments with such public officials as are necessary to effect such merger.  In addition, promptly after the funding of the Loan, Borrower will take all such actions as are necessary (or shall cause all such actions to be taken) to pay the Merger Consideration (as defined in the Merger Agreement) required to be paid to the shareholders of the Seller under the Merger Agreement.

(B)Borrower will use the proceeds of the Loan solely for the purposes described in Section 2.03 of this Agreement, and for payment of expenses incurred by Lender in connection with making the Loan.  Borrower will furnish Lender such evidence as it may reasonably require with respect to such use.

(C) Borrower will furnish Lender all of the following:

(1)with respect to each of Borrower and the Resulting Bank, annually, within one hundred twenty (120) days after December 31 of each year, beginning December 31, 2015:

(a)a statement of stockholders’ equity and a statement of cash flows of such entity as of and for such fiscal year;

(b)an income statement of such entity for such fiscal year; and

(c)a balance sheet (consolidated and on a parent-only basis, in the case of an entity that has one or more Subsidiaries) of such entity as of the end of such fiscal year;

all in reasonable detail, including all supporting schedules and comments, audited by an independent public accountant selected by Borrower and reasonably acceptable to Lender,

and certified by such accountant to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except for any inconsistencies explained in such certificate.  In addition, if requested by Lender, Borrower will obtain from such independent certified public accountants and deliver to Lender, within one hundred twenty (120) days after the close of each fiscal year, the independent certified public accountants’ written statement that in making the examination necessary to their certification they have obtained no knowledge of any Default or Potential Default by Borrower or the Resulting Bank, or disclosed all Defaults or Potential Defaults of which they have obtained knowledge; provided, however, that in making their examination such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements.  Lender shall have the right, from time to time, to discuss Borrower’s and the Resulting Bank’s affairs directly with Borrower’s and the Resulting Bank’s independent public accountants after notice to Borrower and the Resulting Bank and upon opportunity for Borrower and the Resulting Bank to be present at any such discussions.

(2)Within sixty (60) days after the close of each calendar quarter, a certificate of the president or principal financial officer of Borrower and the Resulting Bank, in the form of Exhibit A, stating that he or she has individually reviewed the provisions of this Agreement and that a review of the activities of Borrower and the Resulting Bank during such quarter has been made by or under the supervision of the signer of such certificate with a view to determining whether Borrower and the Resulting Bank have kept, observed, performed and fulfilled all their obligations under this Agreement, and that, to the best of his or her knowledge, Borrower and the Resulting Bank have observed and performed each and every undertaking contained in this Agreement and are not at the time in default in the observance or performance of any of the terms and conditions hereof or, if Borrower or the Resulting Bank shall be so in default, specifying all such defaults and events of which he or she may have knowledge.

(3)Promptly after receipt thereof, copies of all material reports and documents submitted to Borrower or the Resulting Bank by any applicable regulatory authority (other than those which Borrower and the Resulting Bank are prohibited from disclosing under applicable Laws).

(4)Promptly after sending or making available or filing of the same, but in any event within fifteen (15) days after issuance, copies of all reports, proxy statements and financial statements that Borrower or the Resulting Bank sends or makes available to the stockholders and all registration statements and reports, including, if applicable, but not limited to 8‑Ks and 10‑Qs that Borrower or the Resulting Bank files with the Securities and Exchange Commission or any successor Person.

(5)Immediately upon the occurrence thereof, notice of (i) any material change in Borrower’s or the Resulting Bank’s financial condition or executive management, or (ii) any other change internally or externally that could materially affect the capital, earnings or financial condition of Borrower or the Resulting Bank.

(6)Such other reports, financial information and other information as Lender may reasonably require.

(D)Borrower will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or the Resulting Bank or on any of its property or the Resulting Bank’s property or which it or the Resulting Bank is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserve therefor having been set aside on Borrower’s or the Resulting Bank’s books, but Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that has attached (or any security therefor) appears imminent.

(E) Borrower will, when requested so to do and unless prohibited by any federal, state and/or local Laws, make available for inspection by duly authorized representatives of Lender any of its or the Resulting Bank’s Records, and will furnish Lender any information regarding its or the Resulting Bank’s business affairs and financial condition within a reasonable time after written request therefor.

(F) Borrower will maintain, and will cause the Resulting Bank to maintain, liability insurance, property insurance (including, without limitation, fire and extended coverage insurance on all assets owned by Borrower or the Resulting Bank, as applicable), and other types of insurance (including, without limitation, insurance coverage on the directors and officers of Borrower and the Resulting Bank), all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Lender.  All such policies of insurance shall contain a provision whereby they cannot be canceled except after not less than ten (10) days’ written notice to Lender.  Borrower will furnish to Lender such evidence of insurance as Lender may require.  Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, Lender may do so and shall be reimbursed by Borrower therefor, along with interest on the amount so paid at the Interest Rate (or default rate, if applicable).  Borrower hereby assigns to Lender any returned or unearned premiums that may be due Borrower upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay Lender any amounts so due.  Lender is hereby appointed Borrower’s attorney-in-fact (without requiring Lender to act as such) to endorse any check which may be payable to Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by Lender toward satisfaction of any of the Obligations.

(G) Borrower will take all necessary steps to preserve its and the Resulting Bank’s corporate existence and comply with all present and future Laws applicable to it or the Resulting Bank in the operation of its or the Resulting Bank’s business, and all material leases, contracts and commitments of any kind to which it or the Resulting Bank is subject.  Borrower will cause the Resulting Bank to comply in all material respects with their respective obligations.

(H)Borrower will give immediate notice to Lender of:

(1)any litigation or proceeding in which it or the Resulting Bank is a party if an adverse decision therein would require it or the Resulting Bank to pay over more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and

(2)the institution of any other suit or proceeding involving Borrower or the Resulting Bank that might materially and adversely affect Borrower’s or the Resulting Bank’s operations, financial condition, property or business.

(I)Within ten (10) days of Lender’s request therefor, Borrower will furnish Lender with copies of federal income tax returns filed by Borrower or the Resulting Bank.

(J)Borrower will cause the Resulting Bank at all times to maintain (in accordance with Generally Accepted Accounting Principles):

(1)a “well-capitalized” status in accordance with the regulations of the primary federal bank regulatory agency of the Resulting Bank;

(2)a Tier 1 Leverage Ratio of at least seven percent (7%); and

(3)a Texas Ratio of not more than thirty-three percent (33%).

(K)Borrower will notify Lender immediately if it becomes aware of the occurrence of any Default or Potential Default, or the failure of Borrower to observe any of its undertakings hereunder.

(L)Borrower will notify Lender thirty (30) days in advance of any change in the location of any of its or the Resulting Bank’s places of business or of the establishment of any new, or the discontinuance of any existing, place of business.

(M)Borrower shall (a) ensure that no Person which owns a controlling interest in or controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (c) comply with all applicable Bank Secrecy Act laws and regulations, as amended, and (d) provide all information necessary for Lender to comply with the USA Patriot Act, as amended from time to time.

(N)Borrower will maintain directly one hundred percent (100%) of the issued and outstanding capital stock of the Resulting Bank.

(O)Borrower will pay, or cause the Resulting Bank to pay, when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount therefor is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of Borrower or the Resulting Bank.  If default be made by Borrower or the Resulting Bank in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, Lender shall have the right, in its discretion, to pay such interest or principal for the account of Borrower or the Resulting Bank and be reimbursed by Borrower therefor, along with interest on the amount so paid at the Interest Rate (or default rate, if applicable).

(P)Borrower shall cause the Resulting Bank to pay dividends to Borrower in an amount sufficient to fulfill its Obligations to repay the Loan.  Borrower shall immediately notify Lender of any regulatory prohibition relative to the payment of dividends to Borrower.

Section 6.02Negative Covenants.

Unless Lender shall otherwise consent in writing, which consent shall not unreasonably be withheld, Borrower shall abide by the following covenants:

(A)Neither Borrower nor the Resulting Bank will change its name, enter into any merger, consolidation, or reorganization, reclassify its capital stock, or liquidate or dissolve, except for the merger transaction between Borrower and the Seller as contemplated herein and in the Merger Agreement, and the merger transaction between the Subsidiary Bank and the Target Bank as contemplated herein and in the Merger Agreement.

(B)Neither Borrower nor the Resulting Bank will sell, transfer, lease or otherwise dispose of all or any material part of its assets, nor sell any item of Collateral, including but without limitation with respect to Borrower, any of the capital stock of the Resulting Bank.  Further, neither Borrower nor the Resulting Bank will purchase any material part of the assets of another Person, except pursuant to a transaction by the Resulting Bank in the ordinary course of business.

(C)Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien upon any item of Collateral, including, but without limitation any of the capital stock of the Resulting Bank, now owned or hereafter acquired.

(D)Neither Borrower nor the Resulting Bank will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any Person, except under the following circumstances, all of which must be usual and customary and occur in the ordinary course of the Resulting Bank's business: (a) the Resulting Bank's endorsement of commercial paper for deposit or collection; (b) the Resulting Bank's guarantee of credit card liability up to established limits for customers of the Resulting Bank; and (c) the Resulting Bank's issuance of letters of credit.

(E)Neither Borrower nor the Resulting Bank (whether acting in its individual capacity or as a joint venture partner) will incur, create, assume, or permit to exist any Indebtedness except:

(1)the Loan;

(2)Indebtedness described in the September 30, 2015, call reports of the Subsidiary Bank and the Target Bank;

(3)trade indebtedness incurred in the ordinary course of business; and

(4)contingent Indebtedness permitted by Section 6.02(D).

Without limiting the foregoing, the Resulting Bank shall not issue commercial paper, subordinated debt or any similar debt instrument, and the Resulting Bank shall not obtain any non-traditional funding, without Lender’s prior written consent.

(F)Borrower will not amend, nor cause the Resulting Bank to amend, its articles of incorporation or bylaws, or alter, through agreement or otherwise, any voting rights or rights to elect or appoint directors except for the amendments to the bylaws of Borrower and the Resulting Bank as required by the Merger Agreement.

(G)Borrower will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock, except that so long as no Default or Potential Default shall have occurred and be continuing, Borrower may pay dividends to its shareholders in amounts consistent with its past practices.

(H)Neither Borrower nor the Resulting Bank will form any new Subsidiary, or make any acquisition of, or make any investment in, or make any loan in the nature of an investment to, any Person, except investments in or loans to the Resulting Bank by Borrower.

(I)Borrower will not furnish Lender any certificate or other document that will knowingly contain any untrue statement of material fact or that will knowingly omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

(J)Borrower will not directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

(K)Borrower will not enter into any transaction with any Affiliate including, without limitation, the purchase, sale or exchange of property or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon terms found by its board of directors to be fair and reasonable and no less favorable to Borrower than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

(L)Neither Borrower nor Resulting Bank shall establish any “Defined Benefit Pension Plan” as defined in ERISA.

ARTICLE 7. DEFAULT

Section 7.01Events of Default.  The occurrence of any one or more of the following events shall constitute a Default hereunder:

(A)Borrower shall fail to pay when due any installment of principal or interest or fee payable hereunder or under the Note, or any of Borrower’s other Obligations to Lender.

(B)Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under the Note, or any of the Collateral Documents.

(C)Borrower or the Resulting Bank shall fail to pay any Indebtedness in excess of $10,000.00 due any third Persons and such failure shall continue beyond any applicable grace period, unless any such failure is being contested in good faith by appropriate proceedings with adequate reserve therefor being set aside on Borrower’s or the Resulting Bank’s books.

(D)Any financial statement, call report, representation, warranty or certificate made or furnished by Borrower or the Resulting Bank to Lender under or in connection with this Agreement, or as an inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender, shall be materially false, incorrect, or incomplete when made.

(E)Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

(F)Proceedings in bankruptcy, or for reorganization of Borrower or the Resulting Bank or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, (i) shall be commenced against Borrower or the Resulting Bank and shall not be discharged within thirty (30) days after their commencement, or (ii) shall be commenced by Borrower or the Resulting Bank.

(G)Any proceedings shall be instituted for the appointment of a receiver or trustee for Borrower or the Resulting Bank or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution of or the full or partial liquidation of Borrower or the Resulting Bank, or Borrower or the Resulting Bank shall discontinue its business or materially change the nature of its business.

(H)Borrower or the Resulting Bank shall suffer final judgments for payment of money aggregating in excess of $25,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed.

(I)A judgment creditor of Borrower shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help.

(J)The validity or enforceability of this Agreement, the Note or the Collateral Documents shall be contested by Borrower, the Resulting Bank, or any shareholder of Borrower, or the Borrower shall deny that it has any or further liability or Obligation hereunder or thereunder.

(K)Borrower or the Resulting Bank shall fail to maintain all regulatory licenses and permits necessary to the conduct of their respective business.

(L)If any of Borrower’s or the Resulting Bank’s banking regulators (i) enter into or issue a cease and desist order, consent order, written agreement or similar agreement with or against Borrower or the Resulting Bank, (ii) require Borrower or the Resulting Bank to enter into a memorandum of understanding, letter agreement or other similar written undertaking, or (iii) take such other action that explicitly states that Borrower or the Resulting Bank has acted in an unsafe or unsound manner.

(M)Borrower ceases to own one hundred percent (100%) of the issued and outstanding capital stock of the Resulting Bank.

(N)There is a change in “control” with respect to Borrower or the Resulting Bank, as determined in accordance with the Change in Bank Control Act and the regulations promulgated thereunder, or any other material change of ownership with respect to Borrower or the Resulting Bank.

(O)Lender, in the exercise of good faith, shall deem itself to be insecure with respect to Borrower’s ability to pay the Obligations as and when due or to comply with and perform any of the covenants, agreements, or obligations of Borrower under this Agreement, the Note, or the Collateral Documents.

Section 7.02Acceleration.  If a Default shall have occurred and be continuing, then, at the option of Lender (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of a Default specified in Sections 7(E), (F) or (G)), Lender may terminate all commitments to lend hereunder and may declare, by written notice to Borrower, that all Obligations, whether hereunder or otherwise, are immediately due and payable.

Section 7.03Remedies.  If a Default shall have occurred and be continuing, then whether or not acceleration occurs under Section 7.02, Lender shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located.  Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice or demand whatsoever to Borrower or the Resulting Bank, all of which are hereby expressly waived (except as specifically required by this Agreement or the Collateral Documents, or as required by applicable Laws), and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Borrower or the Resulting Bank may have therein.  After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Lender shall apply such proceeds toward the satisfaction of the Obligations.  Borrower shall be liable for any deficiency, and any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws.  Notice of any sale or other disposition shall be given to Borrower (and/or to the Resulting Bank, if required under applicable Laws) at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition.  Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Lender shall designate.  At any such sale or other disposition, Lender may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower or the Resulting Bank, which right is hereby waived and released.  Without limiting the generality of any of the rights and remedies conferred upon Lender under this section, Lender may, to the full extent permitted by applicable Laws, at Lender’s option, use, operate, manage and control the Collateral in any lawful manner.

ARTICLE 8. MISCELLANEOUS

Section 8.01Construction.  The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other.  Nothing herein contained shall prevent Lender from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

Section 8.02Further Assurance.  From time to time, Borrower will, or will cause the Resulting Bank to, execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower’s and/or the Resulting Bank’s status and affairs.

Section 8.03Enforcement and Waiver by Lender.  Lender shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times.  The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.  All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

Section 8.04Expenses of Lender.  Borrower will, on demand, reimburse Lender for all expenses, including the reasonable fees and expenses of legal counsel for Lender, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of the Note.

Section 8.05Notices.  Any notice or other communication required or permitted to be given by this Agreement, the Note, the Collateral Documents or any related document, or by applicable Laws, shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three (3) business days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) business day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

(A)If to Borrower:

River Financial Corporation

2611 Legends Drive

Prattville, Alabama 36066

Attention: James M. Stubbs

(B)If to Lender:

SouthPoint Bank

3500 Colonnade Parkway, Suite 140

Birmingham, Alabama 35243

Attention:  J. Stephen Smith

With a copy to:

Bradley Arant Boult Cummings LLP

One Federal Place

1819 5th Avenue North

Birmingham, Alabama 35203

Attention: J. David Dresher

Section 8.06Waiver; Release and Indemnity by Borrower.  To the maximum extent permitted by applicable Laws, Borrower:

(A)Waives (1) protest with respect to all Indebtedness at any time held by Lender on which Borrower is in any way liable; and (2) notice and opportunity to be heard before exercise by Lender of the remedies of set-off or other summary procedures permitted by any applicable Laws or by any agreement with Borrower, and except where required hereby or by any applicable Laws, notice of any other action taken by Lender; and

(B)Releases Lender and its officers, directors, agents, attorneys and employees from all claims for loss or damage caused by any act or omission on the part of any of them except gross negligence or willful misconduct; and

(C)Indemnifies Lender and its officers, directors, agents, attorneys and employees against, and agrees to hold Lender and all of such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, costs of defense and attorneys’ fees) arising directly or indirectly out of or in connection with any matter involving the Loan, this Agreement, the Note, the Collateral Documents, any related documents, or any of the other matters and transactions contemplated herein or therein, except where such claims, demands, liabilities, costs, damages and judgments arise out of the gross negligence or willful misconduct of Lender.  This agreement of indemnity shall be a continuing agreement and shall survive payment of the Loan, the Note and termination of this Agreement.

Section 8.07Participation.  Notwithstanding any other provision in this Agreement, Borrower understands and agrees that Lender may, and intends to, enter into participation agreements with participating banks whereby Lender will allocate to them certain percentages of Lender’s interest in the Loan.  Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with Lender only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to each of any such participating banks as well as Lender, and Borrower hereby grants to each such participating bank, to the extent of its participation in the Loan, the right to set off deposit accounts maintained by Borrower with such bank.

Section 8.08Applicable Law; Jurisdiction and Venue.  The substantive Laws of the United States and the State of Alabama shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto.  Borrower hereby consents to the jurisdiction of the State of Alabama; and agrees that venue for any dispute relating to or arising out of the transaction contemplated by this Agreement shall lie exclusively in an appropriate state or federal court located in Jefferson County, Alabama.

Section 8.09Binding Effect, Assignment and Entire Agreement.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.  Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of Lender.  Lender may freely assign the Loan, in whole or in part.  This Agreement and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

Section 8.10Severability.  If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

Section 8.11Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 8.12Extension and Renewal.  The Loan may, in the sole and absolute discretion of Lender, be renewed or extended beyond the Maturity Date by notice given by Lender to Borrower.  Any such renewal or extension shall be upon the terms and subject to the conditions stated in such notice.  In the absence of such extension or renewal, the obligations of Lender hereunder with respect to the Loan shall terminate on the Maturity Date.

Section 8.13Seal.  This Agreement is intended to take effect as an instrument under seal.

Section 8.14No Third Party Beneficiaries, Etc.  Monitoring, inspections and review of financial information by Lender may not be relied upon by Borrower or any other Person and shall be for the sole benefit of Lender.  Further, there are no third party beneficiaries of this Agreement or any documents related hereto, and no person or entity other than Lender and Borrower shall be entitled to rely hereon or thereon or benefit herefrom or therefrom.

Section 8.15Waiver of Trial by Jury.  EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE, THE COLLATERAL DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE BORROWER AND THE LENDER AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

river financial corporatIon

By:	/s/ James M. Stubbs
Name:	James M. Stubbs
Its:	President and Chief Executive Officer

LENDER:

southpoint BANK

By:	/s/ J. Stephen Smith
Name:	J. Stephen Smith
Its:	President and Chief Executive Officer

Signature Page to Loan and Security Agreement

PROMISSORY NOTE

$7,500,000.00	Birmingham, Alabama
December 31, 2015

FOR VALUE RECEIVED, the undersigned, RIVER FINANCIAL CORPORATION, an Alabama corporation (the “Borrower”), promises to pay to the order of SOUTHPOINT BANK, an Alabama banking corporation, having its principal office located in Birmingham, Alabama (hereinafter called the “Bank” or, together with any other holder of this Promissory Note, the “Holder”), at the office of the Bank at 3500 Colonnade Parkway, Suite 140, Birmingham, Alabama 35243, or at such other place as the Holder may designate, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), in legal tender of the United States of America in immediately available funds at the place payment is due.  Interest, payable as provided below, shall accrue on the unpaid balance of said sum from the date advanced until the earlier of the date repaid or maturity of this Promissory Note at a floating per annum rate (the “Rate”) equal to the Prime Rate in effect from time to time from.  As used herein, the term “Prime Rate” means the rate designated as such in the “Money Rates” section of The Wall Street Journal (or any generally recognized successor) on any particular day.  The rate of interest payable on the principal sum hereunder shall be adjusted concurrently with each change in the Prime Rate without requirement of notice to the Borrower of any such change. The Prime Rate on the date of this Promissory Note is three and one-half percent (3.50%).  Interest shall be calculated at the foregoing rate on the basis of a 360-day year and the actual number of days elapsed.

This Promissory Note is the Note referred to in, and is governed by and entitled to the security of, that certain Loan and Security Agreement of even date herewith executed and delivered to the Bank by the Borrower (hereinafter the “Loan Agreement”; capitalized terms used herein but not defined herein shall have the meanings attributed to them in the Loan Agreement), to which reference is made for a statement of the terms and conditions under which the maturity date of this Promissory Note may be accelerated.  This Promissory Note is also secured by that certain Pledge Agreement executed by the Borrower in favor of the Bank of even date herewith.

Accrued interest on the unpaid balance of the principal hereof shall be due and payable quarterly in arrears, commencing on March 31, 2016, and continuing on the last day of each March, June, September, and December thereafter until the outstanding principal balance hereof has been repaid in full, with the final payment of accrued and unpaid interest due and payable on December 31, 2022.  The principal balance hereof shall be repaid in twenty-eight (28) consecutive quarterly installments, commencing on March 31, 2016, and continuing on the last day of each March, June, September, and December thereafter through and including December 31, 2022.  Each such installment of principal shall be in the amount of Two Hundred Sixty-Seven Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($267,857.14) each.  Without limiting the foregoing, the entire unpaid principal balance hereof, together with all accrued and unpaid interest and all other amounts, if any, outstanding, shall be due and payable on December

31, 2022.  Each payment of principal or interest hereunder shall be made in legal tender of the United States of America in immediately available funds at the place of payment on the day when due.

Borrower promises to pay a late charge equal to five percent (5%) of the amount of each installment of principal or interest received more than ten (10) days after the due date thereof, provided, however, that such late charge shall not be less than $20.00 nor more than the maximum amount permitted by law.   Interest, payable on demand, shall be due and payable on any principal or interest that remains unpaid after maturity (whether by acceleration or otherwise) at a rate equal to four percent (4.00%) plus the otherwise applicable Rate under this Promissory Note.

If any payment of principal or interest on this Promissory Note shall become due on a Saturday, Sunday or any day on which the Holder is legally closed to business, such payment shall automatically be deemed to be due on the next succeeding business day.

Time is of the essence with respect to the payment of every installment of principal and of interest hereunder and the performance of every other covenant made by the undersigned under this Promissory Note, the Loan Agreement, and any agreement which secures the payment of this Promissory Note.

The Borrower may prepay this Promissory Note in full or in part at any time without premium or penalty, provided that any partial payment must be made in the sum of One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof. The Borrower may not reborrow any sums which are repaid or prepaid.

The Borrower hereby waives demand, presentment, dishonor, notice of dishonor and any other requirement necessary to hold it obligated hereon.  The Borrower hereby agrees that any collateral now or hereafter held for the obligations of the Borrower under this Promissory Note may hereafter be released, compromised, or exchanged, and that the Holder may fail to perfect its lien or security interest in such collateral or may permit the perfection of its lien or security interest in such collateral to lapse, all without in any way affecting or releasing the liability of the Borrower under this Promissory Note.

The Borrower agrees to pay all intangibles taxes, documentary stamp taxes, recording fees or taxes and other taxes and fees due to any governmental authority in connection with the execution and delivery of this Promissory Note, the Loan Agreement, or any other agreement that provides collateral for this Promissory Note.  The Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fee, incurred by the Holder of this Promissory Note in collecting or attempting to collect this Promissory Note.

The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Promissory Note, the Loan Agreement, any agreement which provides collateral for this Promissory Note, or applicable law.  All rights and remedies of the Holder under this Promissory Note, the Loan Agreement, any such agreement

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providing collateral for this Promissory Note, and applicable law shall be cumulative and may be exercised successively or concurrently.  This Promissory Note shall be governed by and construed in accordance with the laws of the United States and of the State of Alabama.  Any provision of this Promissory Note which shall be deemed to be unenforceable or invalid under any such law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

As additional collateral for the payment of this Promissory Note, the Borrower transfers, assigns, pledges, and sets over to the Holder, and grants the Holder a continuing lien upon, and security interest in, all deposits and credits which the Borrower may now or hereafter have with the Holder.  The Holder is hereby authorized, at any time or times after the occurrence of a Default and without prior notice, to apply such deposits and credits, in whole or in part and in such order as the Holder may elect, to the payment of, or as a reserve against, the obligations of the Borrower under this Promissory Note.

This Promissory Note has been executed by the Borrower without condition that anyone else should sign or become bound hereunder and without any other conditions whatever being made.  The provisions hereof are binding on the successors and assigns of the Borrower, and shall inure to the benefit of the Holder, its successors and assigns.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note as an instrument under seal on the date first above written.

river financial corporation

By:	/s/ James M. Stubbs
Name:	James M. Stubbs
Its:	President and Chief Executive Officer

Address:	2611 Legends Drive
Prattville, Alabama 36066
Attention: James M. Stubbs

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is made and entered into as of December 31, 2015, by and between RIVER FINANCIAL CORPORATION, an Alabama corporation (the “Borrower”), and SOUTHPOINT BANK, an Alabama banking corporation (the “Bank”).

W I T N E S S E T H:

Borrower has executed and delivered to the Bank a certain Promissory Note (the “Note”), and a certain Loan and Security Agreement (the “Loan Agreement”), each of even date herewith.

As an inducement to the Bank to make the loan provided for in the Loan Agreement, Borrower agreed to execute this Pledge Agreement and, pursuant hereto, to pledge the Pledged Stock, as defined in this Pledge Agreement, as security for the prompt payment and performance of all obligations of the Borrower under the Note and the Loan Agreement (the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.(a) The term “Pledged Stock” means the shares of stock described in Schedule I hereto, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all the foregoing, now or hereafter owned or acquired by Borrower.

(b)The term “Event of Default” means the occurrence of any Default under the Loan Agreement.

2.(a) As security for the prompt payment and performance of the Obligations, Borrower hereby pledges to the Bank the Pledged Stock and grants to the Bank a lien on and security interest therein.

(b)Except as otherwise provided in subparagraph (d) below, if Borrower shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any:

(i)Stock certificate, including, but without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

(ii)Option, warrant, or right, whether as addition to or in substitution or in exchange for any of the Pledged Stock, or otherwise;

(iii)Dividend or distribution payable in property, including securities issued by other than the issuer of any of the Pledged Stock; or

(iv)Dividends or distributions of any sort, then:

Borrower shall accept the same as the Bank’s agent, in trust for the Bank, and shall deliver them forthwith to the Bank in the exact form received with, as applicable, Borrower’s endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by the Bank, subject to the terms hereof, as part of the Pledged Stock.

(c)Upon the occurrence of an Event of Default, the Bank, at its option, may have any or all of the Pledged Stock registered in its name or that of its nominee as a secured party, and Borrower hereby covenants that, upon the Bank’s request, Borrower will cause the issuer of the Pledged Stock to effect such registration.  Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Stock shall have been registered in the name of the Bank or its nominee, the Bank or its nominee shall have, with respect to the Pledged Stock, all voting rights and other corporate rights, and all conversion, exchange, subscription and other rights, privileges and options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(d)Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled, if not prohibited by the Loan Agreement, to receive for its own use cash dividends paid on or with respect to the Pledged Stock.  Upon the occurrence of an Event of Default, the Bank may require any such cash dividends to be delivered to the Bank as additional security hereunder or to be applied toward the payment or performance of the Obligations.

(e)Upon the occurrence of an Event of Default, the Bank may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Stock or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released.

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(f)The proceeds of any such disposition or other action by the Bank shall be applied as follows:

(i)First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of the Bank hereunder, including brokers’ fees and reasonable attorneys’ fees and legal expenses;

(ii)Second, to the payment and performance of the Obligations;

(iii)Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-615 of the Uniform Commercial Code); and

(iv)Fourth, to Borrower or its transferees, to the extent of any surplus proceeds.

(g)The Bank need not give more than five (5) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Borrower hereby deems reasonable.

3.Borrower represents and warrants that:

(a)It has, and has duly exercised, all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Stock for the purposes described in paragraph 2(a), and to carry out the transactions contemplated by this Pledge Agreement;

(b)It is the legal and beneficial owner of all of the Pledged Stock;

(c)The shares of the Pledged Stock constitute all of the issued and outstanding shares of the issuer thereof; and there are no outstanding warrants, options, rights or other commitments (including, but without limitation, convertible notes or securities) entitling any person to purchase or otherwise acquire any such shares;

(d)All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Borrower free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder;

(e)The execution and delivery of this Pledge Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Borrower or any of its property; and

(f)Upon delivery of the Pledged Stock to the Bank or its agent, this Pledge Agreement shall create a valid first lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrances, or agreement purporting to grant to any third party a security interest in the property or assets of Borrower which would include the Pledged Stock.

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4.(a) Borrower hereby covenants that, until all of the Obligations have been paid and performed in full, it will not:

(i)sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock or the proceeds thereof, other than that created hereby; or

(ii)consent to or approve the issuance of any additional shares of any class of capital stock in the issuer of the Pledged Stock; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights or other commitments entitling any person to purchase or otherwise acquire any such shares.

(b)Borrower warrants and will at its own expense, defend the Bank’s right, title, special property and security interest in and to the Pledged Stock against the claims of any person, firm, corporation or other entity.

5.Borrower will promptly deliver to the Bank all written notices, and will promptly give the Bank written notice of any other notices, received by it with respect to Pledged Stock.

6.Borrower shall at any time, and from time to time, upon the written request of the Bank, execute and deliver such further documents and do such further acts and things as the Bank may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Bank upon the occurrence of any Event of Default irrevocable proxies with respect to the Pledged Stock in form satisfactory to the Bank.  Until receipt of such separate proxies upon the occurrence of any Event of Default, this Pledge Agreement shall constitute Borrower’s proxy to the Bank or its nominee to vote all shares of Pledged Stock then registered in Borrower’s name.

7.Upon the payment and performance in full of all Obligations and the payment and performance of all additional costs and expenses of the Bank as provided herein, this Pledge Agreement shall terminate and the Bank shall deliver to Borrower, at Borrower’s expense, such of the Pledged Stock as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

8.(a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to Borrower.

(b)No course of dealing between Borrower and the Bank, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Bank hereunder, under the Loan Agreement, or under the Note shall operate as a waiver thereof; nor shall any single or partial

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exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)The rights and remedies provided herein, in the Loan Agreement, and in the Note and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Note, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

(d)The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such validity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

9.Any notice required or permitted by this Pledge Agreement shall be effective if given in accordance with the provisions of the Loan Agreement.

10.This Pledge Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

11.This Pledge Agreement shall be construed in accordance with the substantive law of the State of Alabama without regard to principles of conflicts of law and is intended to take effect as an instrument under seal.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the date and year first above written.

BORROWER:

RIVER FINANCIAL CORPORATION

By:	/s/ James M. Stubbs
Name:	James M. Stubbs
Its:	President and Chief Executive Officer

ACCEPTED:

SOUTHPOINT BANK

By:	/s/ J. Stephen Smith
Name:	J. Stephen Smith
Its:	President and Chief Executive Officer

Signature Page to Pledge Agreement

SCHEDULE I

PLEDGED STOCK

ISSUER	CERTIFICATE NUMBER	REGISTERED OWNER	NUMBER OF SHARES
River Bank & Trust*	885	River Financial Corporation	3,043,612

*

River Bank & Trust, an Alabama banking corporation (the “Subsidiary Bank”), has been a wholly-owned subsidiary of Borrower since 2012.  Simultaneously with the execution of this Pledge Agreement, Keystone Bancshares, Inc., an Alabama corporation (the “Seller”), has merged with and into Borrower, with Borrower being the survivor of such merger.  Pursuant to such merger, Borrower has become the owner of all of the issued and outstanding capital stock of Keystone Bank, an Alabama banking corporation (the “Target Bank”).  Borrower acknowledges that, simultaneously with the merger of the Seller with and into Borrower, Borrower has merged the Target Bank with and into the Subsidiary Bank, with the Subsidiary Bank being the survivor of such merger.

If, for any reason, the merger of the Target Bank with and into the Subsidiary Bank has not become effective (or is deemed not to have become effective) simultaneously with the execution of this agreement, then Borrower’s pledge and grant of a lien and security interest to Bank under this Pledge Agreement shall be deemed to cover all of the issued and outstanding capital stock of both the Subsidiary Bank and the Target Bank, and the issued and outstanding capital stock of both the Subsidiary Bank and the Target Bank shall constitute “Pledged Stock” under this agreement.